UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 12, 2007

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Each of the following executive officers of Acorda Therapeutics, Inc. (the “Company”) adopted a pre-arranged trading plan (each, a “Plan”): Ron Cohen, President and Chief Executive Officer, Andrew R. Blight, Chief Scientific Officer, David Lawrence, Chief Financial Officer, and Jane Wasman, Executive Vice President, General Counsel and Corporate Secretary. The Plans were designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in the Company’s securities. Under Rule 10b5-1, directors, officers and other persons,  who are not in possession of material non-public information,  may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under these Plans, they will be reported in accordance with federal securities laws. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information. This also enables some of these insiders to address short-term tax consequences relating to the lifting of restrictions on shares of restricted common stock held by them.

Each Plan has been approved pursuant to the terms of the Company’s policies. The Plans provide for the sale of shares of common stock of the Company, and, in some cases, include shares obtained upon the exercise of vested stock options.

On June 15, 2007, Dr. Cohen adopted a Plan that provides for the sale of up to a total of 128,000 shares beginning on the second trading day following the date of the Company’s second quarter 2007 quarterly earnings release and ending on March 31, 2008, which is the date that restrictions will lift on certain restricted stock awards previously granted to him. Dr. Cohen’s plan is intended primarily to  address the short-term tax consequences relating to the lifting of restrictions on shares of restricted common stock. Shares will be sold under the Plan on the open market at prevailing market prices. Dr. Cohen's previous Plan has been completed and there will be no remaining sales under that Plan.

On June 15, 2007, Mr. Blight adopted a Plan that provides for the sale of up to a total of 55,934 shares. 30,897 of which will be sold upon the exercise of stock options, beginning on August 15, 2007 and ending on December 31, 2008.  Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

On June 12, 2007, Mr. Lawrence adopted a Plan that provides for the sale of up to a total of 25,836 shares, 14,000 of which will be sold upon the exercise of stock options, beginning on September 12, 2007 and ending on March 9, 2008. Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

On June 14, 2007, Ms. Wasman adopted a Plan that provides for the sale of up to a total of 19,400 shares beginning on August 10, 2007 and ending on May 15, 2008. Shares will be sold under the Plan on the open market at prevailing market prices.

The information in this Item 8.01 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 19, 2007	By:	/s/ Jane Wasman

		Name:	Jane Wasman
		Title:	Executive Vice President, General Counsel and Corporate Secretary